National General Holdings Corp. Reports Fourth Quarter 2016 Results

NEW YORK, February 27, 2017 (GLOBE NEWSWIRE) - National General Holdings Corp. (NASDAQ:NGHC) today reported fourth quarter 2016 net income of $30.9 million or $0.28 per diluted share, compared to $13.7 million or $0.13 per diluted share in the fourth quarter of 2015. Fourth quarter 2016 operating earnings(1) was $32.6 million or $0.30 per diluted share, compared to $42.3 million or $0.39 per diluted share in the fourth quarter of 2015.

Fourth Quarter 2016 Highlights Versus Fourth Quarter 2015*

•
Net written premium grew $122.4 million or 19.8% to $740.5 million, driven by added premiums from the acquisitions of Direct General which closed on November 1, 2016, Standard Property and Casualty Insurance Company (f/k/a Standard Mutual) which closed on October 7, 2016, Century-National which closed on June 1, 2016, the addition of Assigned Risk Solutions (ARS) premium volume which is now written on National General paper, underlying organic growth within our P&C business of 16.6%, and continued growth of our A&H segment, partially offset by a decrease in our lender-placed auto premiums.

•
The overall combined ratio(10, 14) was 96.3% compared to 94.2% in the prior year’s quarter, excluding non-cash amortization of intangible assets and impairment of goodwill. The P&C segment reported an increase in combined ratio to 98.0% from 92.3% in the prior year’s quarter, which was elevated by storm losses as described below and an increase in expenses, while the A&H segment reported a combined ratio of 85.2% compared to 104.2% in the prior year’s quarter, driven by strong results across the book.

•
Total revenues grew by $233.0 million or 31.0% to $985.5 million, primarily driven by the aforementioned premium growth, service and fee income growth of $9.3 million or 9.4%, and net investment income growth of $2.0 million or 9.7%.

•
Shareholders’ equity was $1.89 billion and fully diluted book value per share was $13.52 at December 31, 2016, growth of 25.1% and 13.0%, respectively, from December 31, 2015. Our trailing twelve month operating return on average equity (ROE)(15) was 12.0% as of December 31, 2016.

•
Fourth quarter 2016 operating earnings exclude the following items, net of tax: $4.2 million or $0.04 per share of net realized and unrealized investment gains, $1.2 million or $0.01 per share of foreign exchange gain, $15.8 million or $0.14 bargain purchase gain, $0.2 million or less than $0.01 per share of equity in earnings of unconsolidated subsidiaries (other than our Life Settlement Contracts Entities and Real Estate investments), $6.6 million or $0.06 per share of non-cash impairment of goodwill and $16.5 million or $0.15 per share of non-cash amortization of intangible assets.

•
Fourth quarter 2016 operating earnings include approximately $13.7 million or $0.08 per share of losses related to Hurricane Matthew that occurred in the Southeastern United States in early October 2016.

Barry Karfunkel, National General’s President and CEO, stated: “This was a year of growth for National General. We experienced significant top line expansion, driven by both organic opportunities and recent acquisitions, entered into a renewal rights transaction with Nationwide for its non-standard auto business, and recorded a solid ROE of 12% despite an increase in catastrophe losses in our Property and Casualty segment. So far in 2017, we have announced our acquisition of Quotit® Corporation and HealthCompare® from The Word & Brown Companies, which will allow us to provide a single quote and bind platform to our agents for both major medical and supplemental products. We continue to leverage our industry leading technology infrastructure and take advantage of the vast opportunity that we are experiencing in the market today. All of these pieces contribute to building a premier personal lines company from which we expect to generate strong results.”

*NOTE: Unless specified otherwise, discussion of our fourth quarter 2016 and 2015 results do not include financial results from the Reciprocal Exchanges, which are presented within our consolidated financial results within this release but are not included in net income available to NGHC common stockholders.

Overview of Fourth Quarter 2016 as Compared to Fourth Quarter 2015

Gross written premium grew 20.7% to $818.7 million, net written premium grew 19.8% to $740.5 million, and net earned premium grew 27.2% to $817.2 million. Premium growth was driven by several key factors: underlying organic growth within our P&C segment, continued growth of our A&H segment, additional premiums from the acquisitions of Direct General which closed on November 1, 2016, Standard Property and Casualty Insurance Company (f/k/a Standard Mutual) which closed on October 7, 2016, Century-National which closed on June 1, 2016, and added premium volume from Assigned Risk Solutions (ARS), which we began writing on National General paper in the first quarter of 2016.

Service and fee income grew 9.4% to $108.6 million, driven by added service and fee income from our recently completed transactions, primarily Direct General, partially offset by a decrease in our A&H segment. Other revenue in the fourth quarter 2016 included $24.3 million pre-tax bargain purchase gain related to our acquisitions of Standard Property and Casualty Insurance Company and Direct General.

Excluding non-cash amortization of intangible assets, the combined ratio(10,14) was 96.3% with a loss ratio of 66.8% and an expense ratio(10, 13) of 29.5%, compared to a prior year combined ratio of 94.2% with a loss ratio of 69.3% and an expense ratio of 24.9%.

Underwriting results detailed by each of our business segments are as follows:

•
Property & Casualty - Gross written premium grew by 22.5% to $710.0 million, net written premium grew by 21.6% to $643.4 million, and net earned premium grew by 30.7% to $710.6 million. P&C net written premium growth was driven by several key factors: underlying organic growth of $66.9 million or a 16.6% increase, the addition of $58.5 million from the Direct General acquisition, the addition of $12.2 million from the Standard Property and Casualty Insurance Company acquisition, the addition of $43.0 million from the Century-National acquisition, and the addition of $12.9 million from ARS, which we began writing on National General paper during the first quarter of 2016, partially offset by a decrease in our lender-placed auto premiums. Service and fee income grew 48.7% to $82.1 million, driven by increased premium volume in the quarter, and the addition of service and fee income from acquisitions completed during the current year, particularly Direct General. Excluding non-cash impairment of goodwill and non-cash amortization of intangible assets, the combined ratio(10,14) was 98.0% with a loss ratio of 67.4% and an expense ratio(10,13) of 30.6%, versus a prior year combined ratio of 92.3% with a loss ratio of 65.0% and an expense ratio of 27.3%. The loss ratio was impacted by pre-tax catastrophe losses of approximately $13.7 million related to Hurricane Matthew that occurred in the Southeastern United States in October 2016.

•
Accident & Health - Gross written premium grew to $108.6 million, net written premium grew to $97.1 million, and net earned premium grew to $106.6 million, from $98.5 million, $89.2 million, and $98.8 million, respectively, in the prior year’s quarter. The A&H net written premium increase was driven by the continued growth across the entire book. Service and fee income was $26.5 million compared to $44.1 million in the prior year’s quarter. The decline in service and fee income primarily relates to a shift in mix of business. Excluding non-cash impairment of goodwill and non-cash amortization of intangible assets, the combined ratio(10,14) was 85.2% with a loss ratio of 63.0% and an expense ratio(10,13) of 22.2%, versus a prior year combined ratio of 104.2% with a loss ratio of 92.7% and an expense ratio of 11.5%. The improvement in our loss ratio reflects the strong performance across our entire book.

•
Reciprocal Exchanges - Results for the Reciprocal Exchanges are not included in net income available to NGHC common stockholders. Gross written premium was $83.4 million, net written premium was $42.4 million, and net earned premium was $38.9 million. Reciprocal Exchanges combined ratio(10, 12) was 104.9% with a loss ratio of 54.8% and an expense ratio(10, 11) of 50.1%.

Investment income grew 9.7% to $22.0 million, reflecting an increase in the size of our investment portfolio as compared to the prior year’s quarter. Fourth quarter 2016 results included $6.5 million of net realized and unrealized investment gain compared with a loss of $0.6 million in the fourth quarter of 2015. The fourth quarter of 2016 included no other-than-temporary impairment losses versus $6.8 million in the prior year’s quarter. Total investments and cash equivalents were $3.5 billion as of December 31, 2016. Accumulated other comprehensive income decreased to $12.7 million at December 31, 2016 from $67.4 million at September 30, 2016.

Interest expense was $11.6 million, up from $8.2 million in the prior year’s quarter due to an increased amount of debt on our balance sheet. Debt was $752.0 million at December 31, 2016, up from $446.1 million at December 31, 2015 as a result of our May 2016 borrowing of $50.0 million under our credit facility, our June 2016 promissory note of $178.9 million for the acquisition of Century-National, and $72.2 million in subordinated debentures from our Direct General acquisition.

Equity in earnings of unconsolidated subsidiaries (predominantly our investment in Life Settlement Entities and Real Estate investments) was a $8.4 million gain in the fourth quarter of 2016 versus a $1.7 million gain in the prior year’s quarter, reflecting fair value adjustments on life settlement contracts and income from our real estate investments.

The fourth quarter of 2016 provision for income taxes was $10.4 million and the effective tax rate for the quarter was 25.5%. Included in the fourth quarter of 2016 provision for income taxes was a $5.5 million expense attributable to an increase of the deferred tax liability associated with the equalization reserves of our Luxembourg Reinsurance Companies (LRC). As of December 31, 2016, the remaining deferred tax liability associated with our LRC was $8.3 million.

National General Holding Corp.’s shareholders’ equity was $1,893.8 million at December 31, 2016, growth of 25.1% from $1,514.0 million at December 31, 2015. Fully diluted book value per share was $13.52 at December 31, 2016, growth of 13.0% from $11.96 at December 31, 2015. Our trailing twelve month operating return on average equity (ROE)(15) was 12.0% as of December 31, 2016.

Year-to-Date P&C Segment Notable Large Losses
		P&C Notable Large Losses and ALAE ($ millions)	P&C Loss Ratio Points*	EPS Impact After Tax
Q4	Development on Louisiana Flood	$2.3	0.3%	$0.01
Q4	Hurricane Matthew in the Southeast	$13.7	1.9%	$0.08
Q3	Development on April Dallas and San Antonio Hail Storms	$3.7	0.6%	$0.02
Q3	August Louisiana Flood	$15.0	2.4%	$0.09
Q2	April Dallas and San Antonio Hail Storms	$18.4	3.2%	$0.11
Q1	March Dallas Hail Storm	$5.0	0.9%	$0.03

*Loss ratio points related to P&C net earned premium in quarter the loss event was recorded

Additional Items

•
Acquisition of certain Accident & Health platforms from The Word & Brown Companies - On January 17, 2017, we acquired Quotit® Corporation and HealthCompare® from The Word & Brown Companies. Quotit® is one of the largest comparative raters that exist in the market today. HealthCompare® enhances the scale of our A&H segment by broadening the scope of customers that we are able to connect with major medical or Medicare related coverage through a direct to consumer platform.

•
Renewal rights transaction with Nationwide for its non-standard auto business - On December 8, 2016, we entered into a renewal rights transaction with Nationwide Mutual Insurance Company for its personal and commercial non-standard vehicle in-force policies. National General will partner with Nationwide’s exclusive and independent agent force to sell its policies to their non-standard auto customers.

Delayed 10-K Filing

National General Holdings Corp. intends to file a Form 12b-25 with the Securities and Exchange Commission on or prior to March 2, 2017 noting that it will be unable to file its Annual Report on Form 10-K for the year ended December 31, 2016 in a timely manner.  This filing will give the Company an additional 15 day period in which to submit its Form 10-K and still be deemed a timely filer. The Company is unable to file its Form 10-K for the year ended December 31, 2016 in a timely manner because the Company is still finalizing the Form 10-K and is still preparing analyses and providing documentation requested by its auditors. The Company does not anticipate any changes from the results reported in this Earnings Release. The Company expects that its Form10-K will be filed with the SEC prior to the end of the 15-day period.

Conference Call

On Monday, February 27, 2017 at 11:00 AM ET, President and Chief Executive Officer Barry Karfunkel and Chief Financial Officer Mike Weiner will review results and discuss business conditions via a conference call that may be accessed as follows:

Toll-Free U.S. Dial-in:        888-267-2845
International Dial-in:        973-413-6102
Conference Entry Code:        561289
Webcast Registration:        http://ir.nationalgeneral.com/events.cfm

A replay of the conference call will be accessible from 2:00 PM ET on Monday, February 27, 2017 to 11:59 PM ET on Monday, March 6, 2017 by dialing either 800-332-6854 (toll-free) within the U.S. or 973-528-0005 outside the U.S. and entering passcode 561289. In addition, a replay of the webcast can also be retrieved at
http://ir.nationalgeneral.com/events.cfm.

About National General Holdings Corp.

National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, lender-placed, supplemental health and other niche insurance products.

Forward Looking Statements

This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate” and “believe” or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of our life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with AmTrust Financial Services, Inc., ACP Re Ltd., Maiden Holdings, Ltd., or third party agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company’s filings with the Securities and Exchange Commission.

Income Statement - Fourth Quarter
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	2016				2015
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$818,667	$83,392	$901,348	(A)	$678,175	$65,752	$743,927
Ceded premiums	(78,134)	(41,040)	(118,463)	(B)	(60,041)	(32,714)	(92,755)
Net written premium	740,533	42,352	782,885		618,134	33,038	651,172
Net earned premium	817,211	38,860	856,071		642,299	36,269	678,568

Ceding commission income/(loss)	5,042	16,152	21,194		(1,261)	17,851	16,590
Service and fee income	108,562	1,307	98,194	(C)	99,265	10,236	100,213	(I)
Net investment income	21,977	3,063	22,712	(D)	20,026	2,359	22,385
Net gain/(loss) on investments	6,530	278	6,808		(609)	75	(534)
Other-than-temporary impairment loss	—	—	—		(6,755)	—	(6,755)
Bargain purchase gain and other revenue (expense)	26,200	—	26,200		(461)	—	(461)
Total revenues	$985,522	$59,660	$1,031,179	(E)	$752,504	$66,790	$810,006	(J)

Expenses:
Loss and loss adjustment expense	$546,004	$21,280	$567,284		$445,130	$40,737	$485,867
Acquisition costs and other underwriting expenses	125,673	8,972	134,645		103,839	7,005	110,799	(K)
General and administrative expenses	261,351	27,954	277,630	(F)	179,636	16,528	186,921	(L)
Interest expense	11,645	2,328	11,645	(G)	8,198	(6,422)	1,776
Total expenses	$944,673	$60,534	$991,204	(H)	$736,803	$57,848	$785,363	(M)

Income (loss) before provision/(benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	$40,849	$(874)	$39,975		$15,701	$8,942	$24,643
Provision/(benefit) for income taxes	10,409	(9,232)	1,177		(464)	(5,472)	(5,936)
Income before equity in earnings of unconsolidated subsidiaries	30,440	8,358	38,798		16,165	14,414	30,579
Equity in earnings of unconsolidated subsidiaries	8,410	—	8,410		1,743	—	1,743
Net income before non-controlling interest and dividends on preferred shares	38,850	8,358	47,208		17,908	14,414	32,322
Less: net income attributable to non-controlling interest	61	8,358	8,419		64	14,414	14,478
Net income before dividends on preferred shares	38,789	—	38,789		17,844	—	17,844
Less: dividends on preferred shares	7,875	—	7,875		4,125	—	4,125
Net income available to common stockholders	$30,914	$—	$30,914		$13,719	$—	$13,719

NOTE: Consolidated column includes eliminations as follows: (A) $(711), (B) $711, (C) $(11,675), (D) $(2,328), (E) $(14,003), (F) $(11,675), (G) $(2,328), (H) $(14,003), (I) $(9,288), (J) $(9,288), (K) $(45), (L) $(9,243) and (M) $(9,288).

Income Statement - Year to Date
$ in thousands
(Unaudited)

	Twelve Months Ended December 31,
	2016				2015
	NGHC	Reciprocal Exchanges	Consolidated (1)		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$3,260,280	$241,540	$3,499,508	(A)	$2,309,756	$283,582	$2,589,748	(J)
Ceded premiums	(309,522)	(120,992)	(428,202)	(B)	(249,601)	(157,491)	(403,502)	(K)
Net written premium	2,950,758	120,548	3,071,306		2,060,155	126,091	2,186,246
Net earned premium	2,883,386	110,395	2,993,781		1,995,101	134,709	2,129,810

Ceding commission income/(loss)	2,078	43,522	45,600		(2,510)	46,300	43,790
Service and fee income	410,771	3,862	380,817	(C)	300,114	13,226	273,548	(L)
Net investment income	97,376	8,716	99,586	(D)	66,429	8,911	75,340
Net gain on investments	25,441	515	25,956		4,594	346	4,940
Other-than-temporary impairment loss	(22,102)	—	(22,102)		(15,247)	—	(15,247)
Bargain purchase gain and other revenue (expense)	26,458	—	26,458		(788)	—	(788)
Total revenues	$3,423,408	$167,010	$3,550,096	(E)	$2,347,693	$203,492	$2,511,393	(M)

Expenses:
Loss and loss adjustment expense	$1,901,624	$56,921	$1,958,545		$1,284,080	$97,561	$1,381,641
Acquisition costs and other underwriting expenses	482,016	15,148	497,158	(F)	378,066	27,972	405,930	(N)
General and administrative expenses	800,253	77,671	844,114	(G)	504,672	65,359	530,347	(O)
Interest expense	40,180	6,506	40,180	(H)	24,229	4,656	28,885
Total expenses	$3,224,073	$156,246	$3,339,997	(I)	$2,191,047	$195,548	$2,346,803	(P)

Income before provision/(benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	$199,335	$10,764	$210,099		$156,646	$7,944	$164,590
Provision/(benefit) for income taxes	52,407	(9,791)	42,616		24,905	(5,949)	18,956
Income before equity in earnings of unconsolidated subsidiaries	146,928	20,555	167,483		131,741	13,893	145,634
Equity in earnings of unconsolidated subsidiaries	25,401	—	25,401		10,643	—	10,643
Net income before non-controlling interest and dividends on preferred shares	172,329	20,555	192,884		142,384	13,893	156,277
Less: net income attributable to non-controlling interest	113	20,555	20,668		132	13,893	14,025
Net income before dividends on preferred shares	172,216	—	172,216		142,252	—	142,252
Less: dividends on preferred shares	24,333	—	24,333		14,025	—	14,025
Net income available to common stockholders	$147,883	$—	$147,883		$128,227	$—	$128,227

NOTES: Consolidated column includes eliminations as follows: (A) $(2,312), (B) $2,312, (C) $(33,816), (D) $(6,506), (E) $(40,322), (F) $(6), (G) $(33,810), (H) $(6,506), (I) $(40,322), (J) $(3,590), (K) $3,590, (L) $(39,792), (M) $(39,792), (N) $(108), (O) $(39,684) and (P) $(39,792).

(1) Consolidated column for the Twelve Months Ended December 31, 2016 excludes Reciprocal Exchanges’ operating results from January 1, 2016 to March 31, 2016, as these entities did not meet the criteria for consolidation under GAAP.

Earnings and Per Share Data
$ in thousands, except shares and per share data
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income available to common stockholders	$30,914	$13,719	$147,883	$128,227
Basic net income per common share	$0.29	$0.13	$1.40	$1.31
Diluted net income per common share	$0.28	$0.13	$1.37	$1.27

Operating earnings attributable to NGHC(1)	$32,557	$42,257	$166,297	$165,457
Basic operating earnings per common share(1)	$0.31	$0.40	$1.57	$1.68
Diluted operating earnings per common share(1)	$0.30	$0.39	$1.54	$1.64

Dividends declared per common share	$0.04	$0.03	$0.14	$0.09

Weighted average number of basic shares outstanding	106,395,429	105,503,021	105,951,752	98,241,904
Weighted average number of diluted shares outstanding	108,973,892	108,161,786	108,278,318	100,723,936
Shares outstanding, end of period	106,428,092	105,554,331	106,428,092	105,554,331
Fully diluted shares outstanding, end of period	109,006,555	108,213,095	108,754,658	108,036,363

Book value per share	$13.85	$12.26	$13.85	$12.26
Fully diluted book value per share	$13.52	$11.96	$13.55	$11.98

Reconciliation of Net Income to Operating Earnings (Non-GAAP)
$ in thousands, except per share data
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Net income available to common stockholders	$30,914	$13,719	$147,883	$128,227
Add (subtract) net of tax:
Net realized and unrealized (gain)/loss on investments	(4,245)	396	(16,537)	(2,986)
Other-than-temporary impairment losses	—	4,391	14,366	9,911
Foreign exchange (gain)/loss	(1,210)	902	(1,325)	1,837
Bargain purchase gain	(15,801)	—	(15,801)	—
Equity in (earnings)/losses of unconsolidated subsidiaries (other than LSC Entities and Real Estate investments)	(206)	67	(200)	216
Non-cash impairment of goodwill	6,626	17,467	6,626	17,467
Non-cash amortization of intangible assets	16,479	5,315	31,285	10,785
Operating earnings attributable to NGHC (1)	$32,557	$42,257	$166,297	$165,457

Operating earnings per common share:
Basic operating earnings per common share	$0.31	$0.40	$1.57	$1.68
Diluted operating earnings per common share	$0.30	$0.39	$1.54	$1.64

Balance Sheets
$ in thousands

	December 31, 2016 (unaudited)				December 31, 2015 (audited)
ASSETS	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Total investments	$3,331,112	$306,345	$3,548,449	(A)	$2,425,168	$242,542	$2,667,710
Cash and cash equivalents	212,894	7,405	220,299		217,537	8,393	225,930
Premiums and other receivables, net (2)	1,097,931	60,978	1,158,108	(B)	702,439	56,194	758,633
Reinsurance recoverable on unpaid losses (3)	838,605	42,192	880,797		794,091	39,085	833,176
Intangible assets, net	456,695	11,025	467,720		344,073	4,825	348,898
Goodwill	155,290	—	155,290		112,414	—	112,414
Other	746,679	89,764	814,318	(C)	515,966	100,665	616,631
Total assets	$6,839,206	$517,709	$7,244,981	(D)	$5,111,688	$451,704	$5,563,392
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid loss and loss adjustment expense reserves	$2,127,997	$137,075	$2,265,072		$1,623,232	$132,392	$1,755,624
Unearned premiums	1,472,299	163,326	1,635,625		1,046,313	146,186	1,192,499
Reinsurance payable (4)	73,985	20,640	93,824	(E)	54,815	14,357	69,172
Accounts payable and accrued expenses (5)	335,174	13,201	341,977	(F)	265,057	19,845	284,902
Debt (6)	752,001	89,008	752,001	(G)	446,061	45,476	491,537
Other	183,921	62,784	230,978	(H)	162,189	70,829	233,018
Total liabilities	$4,945,377	$486,034	$5,319,477	(I)	$3,597,667	$429,085	$4,026,752
Stockholders’ equity:
Common stock (7)	$1,064	$—	$1,064		$1,056	$—	$1,056
Preferred stock (8)	420,000	—	420,000		220,000	—	220,000
Additional paid-in capital	914,706	—	914,706		900,114	—	900,114
Accumulated other comprehensive income (loss)	12,710	—	12,710		(19,414)	—	(19,414)
Retained earnings	545,106	—	545,106		412,044	—	412,044
Total National General Holdings Corp. stockholders’ equity	1,893,586	—	1,893,586		1,513,800	—	1,513,800
Non-controlling interest	243	31,675	31,918		221	22,619	22,840
Total stockholders’ equity	$1,893,829	$31,675	$1,925,504		$1,514,021	$22,619	$1,536,640
Total liabilities and stockholders’ equity	$6,839,206	$517,709	$7,244,981	(J)	$5,111,688	$451,704	$5,563,392

NOTE: Consolidated column includes eliminations as follows: (A) $(89,008), (B) (801), (C) $(22,125), (D) $(111,934), (E) (801), (F) $(6,398), (G) $(89,008), (H) $(15,727), (I) $(111,934) and (J) $(111,934).

Segment Information - Fourth Quarter
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	2016				2015
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$710,029	$108,638	$818,667	$83,392	$579,662	$98,513	$678,175	$65,752
Net written premium	643,430	97,103	740,533	42,352	528,964	89,170	618,134	33,038
Net earned premium	710,648	106,563	817,211	38,860	543,547	98,752	642,299	36,269

Ceding commission income/(loss)	4,766	276	5,042	16,152	(1,532)	271	(1,261)	17,851
Service and fee income	82,096	26,466	108,562	1,307	55,206	44,059	99,265	10,236
Total underwriting revenues	$797,510	$133,305	$930,815	$56,319	$597,221	$143,082	$740,303	$64,356

Loss and loss adjustment expense	478,904	67,100	546,004	21,280	353,560	91,570	445,130	40,737
Acquisition costs and other	104,115	21,558	125,673	8,972	78,116	25,723	103,839	7,005
General and administrative	223,793	37,558	261,351	27,954	139,764	39,872	179,636	16,528
Total underwriting expenses	$806,812	$126,216	$933,028	$58,206	$571,440	$157,165	$728,605	$64,270

Underwriting income (loss)	(9,302)	7,089	(2,213)	(1,887)	25,781	(14,083)	11,698	86
Non-cash impairment of goodwill	3,552	3,074	6,626	—	11,222	6,245	17,467	—
Non-cash amortization of intangible assets	19,694	5,657	25,351	7,069	4,516	3,661	8,177	(841)
Underwriting income (loss) before amortization and impairment	$13,944	$15,820	$29,764	$5,182	$41,519	$(4,177)	$37,342	$(755)

Underwriting ratios
Loss and loss adjustment expense ratio (9)	67.4%	63.0%	66.8%	54.8%	65.0%	92.7%	69.3%	112.3%
Operating expense ratio (Non-GAAP) (10,11)	33.9%	30.4%	33.5%	50.1%	30.2%	21.5%	28.9%	(12.6)%
Combined ratio (Non-GAAP) (10,12)	101.3%	93.4%	100.3%	104.9%	95.2%	114.2%	98.2%	99.7%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (9)	67.4%	63.0%	66.8%	54.8%	65.0%	92.7%	69.3%	112.3%
Operating expense ratio (Non-GAAP) (10,13)	30.6%	22.2%	29.5%	31.9%	27.3%	11.5%	24.9%	(10.2)%
Combined ratio before amortization and impairment (Non-GAAP) (10,14)	98.0%	85.2%	96.3%	86.7%	92.3%	104.2%	94.2%	102.1%

Segment Information - Year to Date
$ in thousands
(Unaudited)

	Twelve Months Ended December 31,
	2016				2015
	P&C	A&H	NGHC	Reciprocal Exchanges (1)	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$2,796,270	$464,010	$3,260,280	$241,540	$2,057,834	$251,922	$2,309,756	$283,582
Net written premium	2,532,090	418,668	2,950,758	120,548	1,844,202	215,953	2,060,155	126,091
Net earned premium	2,468,959	414,427	2,883,386	110,395	1,783,800	211,301	1,995,101	134,709

Ceding commission income/(loss)	747	1,331	2,078	43,522	(3,601)	1,091	(2,510)	46,300
Service and fee income	271,835	138,936	410,771	3,862	201,304	98,810	300,114	13,226
Total underwriting revenues	$2,741,541	$554,694	$3,296,235	$157,779	$1,981,503	$311,202	$2,292,705	$194,235

Loss and loss adjustment expense	1,602,257	299,367	1,901,624	56,921	1,112,758	171,322	1,284,080	97,561
Acquisition costs and other	379,286	102,730	482,016	15,148	312,067	65,999	378,066	27,972
General and administrative	668,846	131,407	800,253	77,671	422,561	82,111	504,672	65,359
Total underwriting expenses	$2,650,389	$533,504	$3,183,893	$149,740	$1,847,386	$319,432	$2,166,818	$190,892

Underwriting income (loss)	91,152	21,190	112,342	8,039	134,117	(8,230)	125,887	3,343
Non-cash impairment of goodwill	3,552	3,074	6,626	—	11,222	6,245	17,467	—
Non-cash amortization of intangible assets	37,537	10,593	48,130	20,795	9,995	6,597	16,592	4,380
Underwriting income before amortization and impairment	$132,241	$34,857	$167,098	$28,834	$155,334	$4,612	$159,946	$7,723

Underwriting ratios
Loss and loss adjustment expense ratio (9)	64.9%	72.2%	66.0%	51.6%	62.4%	81.1%	64.4%	72.4%
Operating expense ratio (Non-GAAP) (10,11)	31.4%	22.7%	30.2%	41.2%	30.1%	22.8%	29.3%	25.1%
Combined ratio (Non-GAAP) (10,12)	96.3%	94.9%	96.2%	92.8%	92.5%	103.9%	93.7%	97.5%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (9)	64.9%	72.2%	66.0%	51.6%	62.4%	81.1%	64.4%	72.4%
Operating expense ratio (Non-GAAP) (10,13)	29.7%	19.4%	28.3%	22.3%	28.9%	16.7%	27.6%	21.8%
Combined ratio before amortization and impairment (Non-GAAP) (10,14)	94.6%	91.6%	94.3%	73.9%	91.3%	97.8%	92.0%	94.2%
NOTE: (1) Reciprocal Exchanges’ column for the Twelve Months Ended December 31, 2016 excludes its operating results from January 1, 2016 to March 31, 2016, as these entities did not meet the criteria for consolidation under GAAP.

Reconciliation of Operating Expense Ratio (Non-GAAP)
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	2016				2015
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$806,812	$126,216	$933,028	$58,206	$571,440	$157,165	$728,605	$64,270
Less: Loss and loss adjustment expense	478,904	67,100	546,004	21,280	353,560	91,570	445,130	40,737
Less: Ceding commission income/(loss)	4,766	276	5,042	16,152	(1,532)	271	(1,261)	17,851
Less: Service and fee income	82,096	26,466	108,562	1,307	55,206	44,059	99,265	10,236
Operating expense	241,046	32,374	273,420	19,467	164,206	21,265	185,471	(4,554)
Net earned premium	$710,648	$106,563	$817,211	$38,860	$543,547	$98,752	$642,299	$36,269
Operating expense ratio (Non-GAAP)	33.9%	30.4%	33.5%	50.1%	30.2%	21.5%	28.9%	(12.6)%

Total underwriting expenses	$806,812	$126,216	$933,028	$58,206	$571,440	$157,165	$728,605	$64,270
Less: Loss and loss adjustment expense	478,904	67,100	546,004	21,280	353,560	91,570	445,130	40,737
Less: Ceding commission income/(loss)	4,766	276	5,042	16,152	(1,532)	271	(1,261)	17,851
Less: Service and fee income	82,096	26,466	108,562	1,307	55,206	44,059	99,265	10,236
Less: Non-cash impairment of goodwill	3,552	3,074	6,626	—	11,222	6,245	17,467	—
Less: Non-cash amortization of intangible assets	19,694	5,657	25,351	7,069	4,516	3,661	8,177	(841)
Operating expense before amortization and impairment	217,800	23,643	241,443	12,398	148,468	11,359	159,827	(3,713)
Net earned premium	$710,648	$106,563	$817,211	$38,860	$543,547	$98,752	$642,299	$36,269
Operating expense ratio before amortization and impairment (Non-GAAP)	30.6%	22.2%	29.5%	31.9%	27.3%	11.5%	24.9%	(10.2)%

Reconciliation of Operating Expense Ratio (Non-GAAP)
$ in thousands
(Unaudited)

	Twelve Months Ended December 31,
	2016				2015
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$2,650,389	$533,504	$3,183,893	$149,740	$1,847,386	$319,432	$2,166,818	$190,892
Less: Loss and loss adjustment expense	1,602,257	299,367	1,901,624	56,921	1,112,758	171,322	1,284,080	97,561
Less: Ceding commission income/(loss)	747	1,331	2,078	43,522	(3,601)	1,091	(2,510)	46,300
Less: Service and fee income	271,835	138,936	410,771	3,862	201,304	98,810	300,114	13,226
Operating expense	775,550	93,870	869,420	45,435	536,925	48,209	585,134	33,805
Net earned premium	$2,468,959	$414,427	$2,883,386	$110,395	$1,783,800	$211,301	$1,995,101	$134,709
Operating expense ratio (Non-GAAP)	31.4%	22.7%	30.2%	41.2%	30.1%	22.8%	29.3%	25.1%

Total underwriting expenses	$2,650,389	$533,504	$3,183,893	$149,740	$1,847,386	$319,432	$2,166,818	$190,892
Less: Loss and loss adjustment expense	1,602,257	299,367	1,901,624	56,921	1,112,758	171,322	1,284,080	97,561
Less: Ceding commission income/(loss)	747	1,331	2,078	43,522	(3,601)	1,091	(2,510)	46,300
Less: Service and fee income	271,835	138,936	410,771	3,862	201,304	98,810	300,114	13,226
Less: Non-cash impairment of goodwill	3,552	3,074	6,626	—	11,222	6,245	17,467	—
Less: Non-cash amortization of intangible assets	37,537	10,593	48,130	20,795	9,995	6,597	16,592	4,380
Operating expense before amortization and impairment	734,461	80,203	814,664	24,640	515,708	35,367	551,075	29,425
Net earned premium	$2,468,959	$414,427	$2,883,386	$110,395	$1,783,800	$211,301	$1,995,101	$134,709
Operating expense ratio before amortization and impairment (Non-GAAP)	29.7%	19.4%	28.3%	22.3%	28.9%	16.7%	27.6%	21.8%

Premiums by Business Line
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2016	2015	Change	2016	2015	Change	2016	2015	Change
Property & Casualty
Personal Auto	$441,128	$304,885	44.7%	$402,913	$265,771	51.6%	$417,083	$268,132	55.6%
Homeowners	104,696	63,755	64.2%	93,133	58,901	58.1%	96,358	67,287	43.2%
RV/Packaged	36,659	33,836	8.3%	36,443	33,720	8.1%	40,995	38,249	7.2%
Commercial Auto	65,866	47,806	37.8%	59,370	42,967	38.2%	62,814	43,074	45.8%
Lender-placed insurance	50,622	126,570	(60.0)%	46,690	125,693	(62.9)%	87,569	123,274	(29.0)%
Other	11,058	2,810	293.5%	4,881	1,912	155.3%	5,829	3,531	65.1%
Property & Casualty	710,029	579,662	22.5%	643,430	528,964	21.6%	710,648	543,547	30.7%

Accident & Health	108,638	98,513	10.3%	97,103	89,170	8.9%	106,563	98,752	7.9%
Total National General	$818,667	$678,175	20.7%	$740,533	$618,134	19.8%	$817,211	$642,299	27.2%

Reciprocal Exchanges
Personal Auto	$25,214	$20,853	20.9%	$16,161	$12,067	33.9%	$15,385	$13,512	13.9%
Homeowners	56,340	43,223	30.3%	24,884	19,561	27.2%	21,869	21,113	3.6%
Other	1,838	1,676	9.7%	1,307	1,410	(7.3)%	1,606	1,644	(2.3)%
Reciprocal Exchanges	$83,392	$65,752	26.8%	$42,352	$33,038	28.2%	$38,860	$36,269	7.1%

Consolidated Total	$901,348	$743,927	21.2%	$782,885	$651,172	20.2%	$856,071	$678,568	26.2%

NOTE: Consolidated Total includes eliminations of $(711) and $0 within 2016 and 2015 Gross Written Premium, respectively.

	Twelve Months Ended December 31,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2016	2015	Change	2016	2015	Change	2016	2015	Change
Property & Casualty
Personal Auto	$1,549,091	$1,241,282	24.8%	$1,380,125	$1,070,852	28.9%	$1,292,563	$1,054,529	22.6%
Homeowners	412,151	329,440	25.1%	369,810	309,775	19.4%	353,228	286,920	23.1%
RV/Packaged	165,919	154,929	7.1%	165,025	153,501	7.5%	158,256	150,290	5.3%
Commercial Auto	257,075	187,686	37.0%	234,101	170,720	37.1%	217,919	154,565	41.0%
Lender-placed insurance	376,058	126,570	NA	363,896	125,693	NA	422,645	123,274	NA
Other	35,976	17,927	100.7%	19,133	13,661	40.1%	24,348	14,222	71.2%
Property & Casualty	2,796,270	2,057,834	35.9%	2,532,090	1,844,202	37.3%	2,468,959	1,783,800	38.4%

Accident & Health	464,010	251,922	84.2%	418,668	215,953	93.9%	414,427	211,301	96.1%
Total National General	$3,260,280	$2,309,756	41.2%	$2,950,758	$2,060,155	43.2%	$2,883,386	$1,995,101	44.5%

Reciprocal Exchanges
Personal Auto	$73,680	$88,494	NA	$44,661	$50,686	NA	$42,225	$74,477	NA
Homeowners	161,510	187,424	NA	71,367	67,796	NA	61,748	54,565	NA
Other	6,350	7,664	NA	4,520	7,609	NA	6,422	5,667	NA
Reciprocal Exchanges (1)	$241,540	$283,582	NA	$120,548	$126,091	NA	$110,395	$134,709	NA

Consolidated Total	$3,499,508	$2,589,748	35.1%	$3,071,306	$2,186,246	40.5%	$2,993,781	$2,129,810	40.6%

NOTES: Consolidated Total includes eliminations of $(2,312) and $(3,590) within 2016 and 2015 Gross Written Premium, respectively.

(1) Reciprocal Exchanges for the Twelve Months Ended December 31, 2016 excludes its operating results from January 1, 2016 to March 31, 2016, as these entities did not meet the criteria for consolidation under GAAP.

Additional Disclosures

(1) References to operating earnings and basic and diluted operating EPS are non-GAAP financial measures defined by the Company as net income and basic earnings per share excluding after-tax net realized and unrealized gain or loss on investments, other-than-temporary impairment losses, foreign exchange gain or loss, bargain purchase gain, equity in earnings or losses of unconsolidated subsidiaries (other than LSC Entities and Real Estate investment gains or losses), non-cash impairment of goodwill and non-cash amortization of intangible assets. The Company believes operating earnings and basic and diluted operating EPS are more relevant measures of the Company’s profitability because operating earnings and basic and diluted operating EPS contain the components of net income upon which the Company’s management has the most influence and excludes factors outside management’s direct control and non-recurring items. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(2) Premiums and other receivables, net includes $10,264 and $62,306 from related parties at December 31, 2016 and December 31, 2015, respectively.
(3) Reinsurance recoverable on unpaid losses includes $26,782 and $42,774 from related parties at December 31, 2016 and December 31, 2015, respectively.
(4) Reinsurance payable includes $33,419 and $31,923 due to related parties at December 31, 2016 and December 31, 2015, respectively.
(5) Accounts payable and accrued expenses includes $29,271 and $51,755 to related parties at December 31, 2016 and December 31, 2015, respectively.
(6) Debt (Exchanges owed to related party) includes $0 and $45,476 at December 31, 2016 and December 31, 2015, respectively.
(7) Common stock: $0.01 par value - authorized 150,000,000 shares, issued and outstanding 106,428,092 shares - December 31, 2016; authorized 150,000,000 shares, issued and outstanding 105,554,331 shares - December 31, 2015.
(8) Preferred stock: $0.01 par value - authorized 10,000,000 shares, issued and outstanding 2,565,000 shares - December 31, 2016; authorized 10,000,000 shares, issued and outstanding 2,365,000 shares - December 31, 2015.
(9) Loss and loss adjustment expense ratio is calculated by dividing loss and loss adjustment expense by net earned premium.
(10) Operating expense ratio and combined ratio are considered non-GAAP financial measures under applicable SEC rules because a component of those ratios, operating expense, is calculated by offsetting acquisition and other underwriting costs and general and administrative expenses by ceding commission income and service and fee income. Management uses operating expense ratio (non-GAAP) and combined ratio (non-GAAP) to evaluate financial performance against historical results and establish targets on a consolidated basis. The Company believes this presentation enhances the understanding of our results by eliminating what we believe are volatile and unusual events and presenting the ratios with what we believe are the underlying run rates of the business. Other companies may calculate these measures differently, and, therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(11) Operating expense ratio is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by dividing operating expense by net earned premium. Operating expense consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income and service and fee income. The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(12) Combined ratio is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio and the operating expense ratio (non-GAAP) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General.

(13) Operating expense ratio before amortization and impairment is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by dividing the operating expense before amortization and impairment by net earned premium. Operating expense before amortization and impairment consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income and service and fee income less non-cash amortization of intangible assets and non-cash impairment of goodwill. The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(14) Combined ratio before amortization and impairment is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio and the operating expense ratio before amortization and impairment (non-GAAP) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(15) Trailing twelve month operating return on average equity is the ratio of the previous twelve months operating earnings to average shareholders’ equity for the periods presented. Average shareholders’ equity is the sum of the shareholders’ equity excluding preferred stock at the beginning and end of the period presented divided by two. In the opinion of the Company’s management this ratio is an important indicator of how well management creates value for its shareholders through its operating activities and capital management. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of net income to operating earnings, which is the Non-GAAP component of the operating return on average equity.

Investor Contact

Christine Worley
Director of Investor Relations
Phone: 212-380-9462
Email: Christine.Worley@NGIC.com